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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 26, 2003
(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada (State or Incorporation)	95-2557091 (I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5.    Barbakow Steps Down as Tenet's Chief Executive Officer.

        On May 27, 2003, we issued a press release announcing that our board of directors, by mutual agreement, has accepted the resignation of Jeffrey C. Barbakow as chief executive officer, effective immediately. In April, we had announced that Barbakow, 59, would step down as chairman after our annual meeting of shareholders on July 23, 2003, and not stand for reelection to the board. A copy of the press release is attached as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION
By:	/s/ TREVOR FETTER Trevor Fetter President

Date:    May 27, 2003

EXHIBIT INDEX

99.1
Press Release issued on May 27, 2003.

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ITEM 5. Barbakow Steps Down as Tenet's Chief Executive Officer.